UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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INTERWOVEN, INC.
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Filed by Interwoven, Inc. Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Interwoven, Inc.
Commission File No.: 000-27389
The following is a letter sent on January 21, 2009 to Interwoven, Inc.’s employees from Joseph L. Cowan, Chief Executive Officer of Interwoven. This letter was sent via electronic mail.
Today is a very exciting day for Interwoven. We’ve entered into a definitive agreement to be acquired by Autonomy, the clear leader in enterprise search and end-to-end eDiscovery and the front runner in Meaning-Based Computing. This acquisition brings together two quality, high performing companies who share a vision to fundamentally change the way organizations discover, analyze and manage information. The combined company will have more than 2,000 employees and 20,000 customers.
Who is Autonomy?
In case you are not familiar with Autonomy, let me share a bit of information with you. Autonomy is a publicly-listed company with a $3B market capitalization and dual headquarters in Cambridge, UK and San Francisco, California. The company is known for its consistently strong financial performance, solid sales and marketing execution, and innovative technology. Autonomy reported its annual results for 2008 yesterday, exceeding expectations with record revenues of $503 million and revenue growth approaching 50%. Their clients represent the top end of the market across all sectors including: financial services (JP Morgan, Citi, Deutsche Bank, Lloyds TSB), legal (Clifford Chance, Deloitte, Huron), technology (McAfee, Symantec, Xerox), and intelligence/defense (BAE Systems, multiple US intelligence agencies, US DEA, and the European Commission).
The fundamental driver for Autonomy’s growth is the explosion of unstructured information (e-mails, instant messages, web pages, electronic documents, audio and video). This change in IT architecture affects all market areas, and Autonomy’s unique ability to understand the meaning of information gives the company a clear and differentiated advantage. In addition to being in the front of Meaning-Based Computing, Autonomy is the clear leader in enterprise search with double the share of its nearest competitor. The company is the fastest growing eDiscovery software and service provider, and has been named a top eDiscovery provider three years in a row by analyst firm, Socha-Gelbmann.
What is the strategic rationale for this combination?
This is a strategic acquisition at an unmatched time of market opportunity. The combination of Autonomy’s industry-leading technology with Interwoven’s unmatched position in our target markets creates a winning combination. In the Web Solutions business, Interwoven can extend Autonomy’s technology into over 100,000 websites. In the Professional Services market, Interwoven’s position as the de facto standard in legal document management, provides a strong link between law firm operations and Autonomy’s legal and regulatory usage in corporations. This combination will create a continuous chain through the entire information management and litigation process, streamlining the processes that occur between the law firm and its clients. For Global Capital Markets, Autonomy sees a powerful combination of Interwoven’s derivatives contract management with its archiving and compliance business for financial services companies.
Like Interwoven, Autonomy has both on-premise software and Software-as-a-Service (SaaS) businesses. Autonomy sees tremendous opportunity to extend and enhance Interwoven’s Discovery Mining and Optimost hosted businesses. Autonomy has five secure data centers with more than

6,000 servers, managing over seven petabytes of data for litigation, investigations and regulatory compliance.
What this acquisition means to you
First of all, it’s business as usual and it’s more important than ever that you stay focused and perform at the highest level. We expect the transaction to close by Q2, and we will continue to operate as independent companies until that time. It’s an important time to reach out to customers; be proactive and enthusiastic in communicating information to them. Each of us has a responsibility to communicate accurate and consistent information to our contacts at prospects, customers and partners. It really will make a difference.
Next, I want to share with you that Autonomy has a proven track record in successfully integrating companies. In fact, it was awarded the Achievement of the Year Award in 2006 by the London Stock Exchange for the success of its acquisition and integration of Verity. Acquisitions have flourished inside of Autonomy where they run as separate groups such as Autonomy ZANTAZ, Autonomy etalk and Autonomy Meridio. In this model, we get all of the advantages of the group and we’re also able to focus and specialize as a unique entity. We will be able to share people and technologies across groups which makes us much more powerful in the market and in front of the customer
Most importantly, you will be presented with new, rewarding opportunities. Founded and managed by a leading researcher from Cambridge University, Autonomy has an innovative and open-minded culture. Every individual has an opportunity to stand out and make a difference across all functions and geographies. For those of you in sales, you will have more products to sell, larger opportunities, more diverse markets, and more lead generation. For those of you on the technical side, you will be cross-trained in fascinating new technologies that include pioneering work in processing voice and video, network transport and cloud archiving.
We will have an all hands meeting on Thursday, January 22 at 9 am PST. Conference call information is in your calendar. For those of you in San Jose, Chicago, New York and Atlanta, you will be joined by an Autonomy executive. I look forward to talking to you more about this during our meeting.
Regards,
Joe
Cautionary Statement Regarding Forward-Looking Statements
This letter includes forward-looking statements, based on current expectations, that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the letter. Such factors include, but are not limited to, the risk that the transaction is not consummated or is not consummated within the expected timeframe. For information regarding other related risks, see discussion of risks and other factors in Interwoven’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
Additional Information about the Proposed Transaction and Where You Can Find It
In connection with the proposed transaction, Interwoven intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF INTERWOVEN ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY INTERWOVEN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and the other relevant materials, when available, and any other documents filed by

Interwoven with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Interwoven may obtain free copies of the documents filed with the SEC by contacting Interwoven Investor Relations at (408) 953-7284 or Interwoven, Inc., 160 E. Tasman Drive, San Jose, California 95134. You may also read and copy any reports, statements and other information filed by Interwoven with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Interwoven and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Interwoven stockholders in favor of the proposed transaction. Certain executive officers and directors of Interwoven have interests in the transaction that may differ from the interests of stockholders generally, including without limitation acceleration of vesting of stock options and restricted stock units, benefits conferred under severance and change in control arrangements, and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.